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                                                                    Exhibit 10.1



                         EXECUTIVE EMPLOYMENT AGREEMENT

         This Employment Agreement is made and entered into this 15th day of March, 1999, by and between MORTGAGE BANKERS HOLDING CORP., a New York corporation (the "Company"), and Kevin P. Maloney, an individual ("Executive").

                                    RECITALS

A. The Company desires to be assured of the association and services of the Executive for the Company and/or its subsidiaries.

B. Executive is willing and desires to be employed by the Company, and the Company is willing to employ Executive, upon the terms, covenants and conditions hereinafter set forth.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions hereinafter set forth, the parties hereto do hereby agree as follows:

         1. EMPLOYMENT. The Company hereby employs Executive as National Sales Manager, subject to the supervision and direction of the President and the Company's Board of Directors.

         2. TERM. The term of this Agreement shall be for a period of five (5) years commencing on the date hereof.

         3. COMPENSATION; REIMBURSEMENT.

         3.1 BASE SALARY. Executive shall be compensated in the amount of $12,000 per month for services rendered hereunder. The Board of Directors shall review said salary on an annual basis.

         3.2 INCENTIVE BONUS. Executive shall receive an Incentive Bonus hereunder. Said Incentive Bonus shall be determined and computed annually by the Board of Directors.

         3.3 ADDITIONAL BENEFITS. In addition to the Base Salary and the Incentive Bonus, the following shall be entitled at the company expense:

         1. $500 ($6,000 annually) monthly car allowance;
         2. Corporate Credit Card;
         3. Cellular Phone;
         4. All fringe benefits as they may apply to any employee of MBHC and/or any of its subsidiaries.


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        3.4 REIMBURSEMENT. Executive shall be reimbursed for all reasonable
"out-of-pocket" business expenses for business travel and business entertainment incurred in connection with the performance of his duties under this Agreement, subject to such reasonable documentation and limitations as may be established by the Board of Directors of the Company. Reimbursement of invested dollars into MBHC during calendar years 1998-1999 will be paid to Executive in cash or stock, the choice remaining with the Executive.

         4. SCOPE OF DUTIES.

         4.1 ASSIGNMENT OF DUTIES. Executive shall have such duties as may be assigned to him from time to time by the Company's Board of Directors commensurate with his experience and responsibilities in the position for which he is employed pursuant to Section 1 above. Such duties shall be exercised subject to the control and supervision of the President and Board of Directors of the Company.

         4.2 GENERAL SPECIFICATION OF DUTIES. Executive duties shall include, but not be limited to, the duties and performance goals as follows:

         (1) Serves as President and CEO of Mortgage Bankers Holding Corp. (the Company);
         (2) Execute on behalf of the Company, the Corporate budget and annual plan;

         (3) Assist the budgeting and planning department in the preparation of above referenced sales budget and annual plan; (4) Recommend and monitor Corporate reporting procedures; and (5) Any and all other responsibilities that may be assigned and required by the Company to be performed under this position.

The foregoing specifications are not intended as a complete itemization of the duties which Executive shall perform and undertake on behalf of the company in satisfaction of his or her employment obligations under this Agreement.

         4.3 ANNUAL PLAN.

         (1) Executive shall submit to the Company for its approval, not later than 60 days before the beginning of each calendar year, an annual Corporate business plan for the Company. The Annual Plan shall be submitted to the Board of Directors of the Company for its review and final approval. Each annual Plan shall include the following information:

             (a) An annual forecast of income and expenses for the Company;


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             (b) A cash flow budget, estimate of profit, and source and use of cash settlements for the operation of the Company; and

             (c) A payroll and staffing plan and budget for the Company.

         (2) During each year, Executive in the performance of his duties under this Agreement shall comply or cause compliance with the applicable Annual Plan and shall not (except for emergency expenditures or special circumstances requiring an unanticipated expenditure) deviate materially from any budget category set forth in the Annual Plan, incur any material additional expense or change materially the manner of operation, without the approval of the Company.

         4.4 DEVOTION OF TIME. Executive hereby agrees to devote his full time, abilities and energy to the faithful performance of the duties assigned to him and to the promotion and forwarding of the business affairs of the Company, and not to divert any business opportunities from the Company to himself or to any other person or business entity.

         4.5 CONFLICTING ACTIVITIES.

         (1) Executive shall not, during the term of this Agreement be engaged in any other business activity without the prior consent of the Board of Directors of the Company, provided, however that this restriction shall not be construed as preventing Executive from investing his personal assets in passive investments in business entities which are not in competition with the Company or its affiliates, or from pursuing business opportunities as permitted.

         (2) Executive hereby agrees to promote and develop all business opportunities that come to his attention relating to current or anticipated future business of the Company, in a manner consistent with the best interests of the Company and with his duties under this Agreement. Should Executive discover a business opportunity that does not relate to the current or anticipated future business of the Company, he shall first offer such opportunity to the Company. Should the Board of Directors of the Company not exercise its right to pursue this business opportunity within a reasonable period of time, (not to exceed sixty (60) days), then Executive may develop the business opportunity for himself; provided, however, that such development may in no way conflict or interfere with the duties owed by Executive to the Company under this Agreement. Further, Executive may develop such business opportunities only on his own time, and may not use any service, personnel, equipment, supplies, facility, or trade secrets of the Company in said


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             development. As used herein, the term "business opportunity" shall not include business opportunities involving investment in publicly traded stocks, bonds or other securities, or other investments of a personal nature.

         5. STOCK.

         5.1 STOCK OF COMPANY. Executive will receive one time 5,000,000 shares of MBHC (Company) stock. This stock is freely traded common stock under the criteria of 144 stock restrictions. The stated amount of stock is owned by the Executive and said amount will survive any stock reversal, split or any other type of stock adjustment. The stock will be owned by the employee upon execution of this agreement and retained by employee whether or not employment is maintained with the Company. The Company has no restrictions or reversionary rights on Executive's rights in this stock. In addition to the shares paid in 5.1, Executive also has rights as listed in 5.2 and 5.3 below.

         5.2 RIGHTS TO GRANTED STOCK. The intention of the following is to grant what is commonly known as phantom stock to Executive. As of the later date of execution of this Agreement by each party, MBHC grants to Executive, in tandem with stock option rights specified elsewhere in this agreement, the right to receive certain of MBHC's stock in the following manner: The number of shares (phantom stock) granted to Executive is 2,000,000 per calendar year. The shares will be credited to a stock account of Executive in the amount of 500,000 on the 1st day of March, June, September, and December of each year. The credited stock is granted at no cost to Executive. Executive may exercise the right to take title and possession of any amount of the stock at any time on or after the grant of the stock as above specified. Executive may exercise the right, if so agreed by MBHC, to take the Fair Market Value of the stock in cash in exchange for Executive's right to take title and possession. MBHC represents that it has the authority to grant the right to stock as called for here. These rights are not pursuant to an employee benefit plan or otherwise qualified plan. If cash in lieu of stock is elected by Executive, payment will be promptly made by MBHC. If stock is elected by Executive, MBHC will execute the usual and ordinary stock certification in Executive's name or in the name Executive designates. The Cumulative total units of the granted stock specified in 5.2 (2,000,000 shares per year) and the Stock Option rights specified elsewhere in this Agreement at
5.3 (1,000,000 option shares per calendar year) is a total of 3,000,000 per calendar year. The exercise of a right to the above listed granted stock and/or a Stock Option Right will reduce the total stock units remaining subject to exercise by the amount so exercised. Except for the cumulative total limit, Executive may elect to exercise the right to the granted stock or the Stock Option Rights in any numerical combination. The amounts exercised do not affect the 5,000,000 shares Executive is entitled to in 5.1.


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         5.3 STOCK OPTION RIGHTS. As of the later date of execution of this
Agreement by each party, MBHC grants to Executive, in tandem with the grant of rights to so-called phantom stock specified elsewhere in this agreement, the right to purchase Stock of MBHC. The basis for any of such purchased stock value is set at 10 cents (.10). MBHC represents that it has the authority to grant Stock Option Rights and issue stock as of the date of execution by MBHC. MBHC will execute the usual and ordinary stock ownership certification in Executive's name or in the name Executive designates. The cumulative total units of the so-called phantom stock specified in this Agreement at 5.2 (2,000,000) and the Stock Options Rights specified here in 5.3 is 1,000,000 per calendar year. The exercise of a right to granted stock and/or a Stock Option Right will reduce the total stock units remaining subject to exercise by the amount so exercised. Except for the cumulative total calendar year limit, Executive may elect to exercise the right to granted stock or Stock Option Rights in any numerical combination. If a stock split or stock reversal is declared or enacted, Executive will maintain the right tot the same cumulative total units as specified in this Agreement regardless. The mounts exercised do not affect the 5,000,000 shares executive is entitled to in 5.1.

         6. CONFIDENTIALITY OF TRADE SECRETS AND OTHER MATERIALS.

         6.1 TRADE SECRETS. Other than in the performance of his or her duties hereunder, Executive agrees not to disclose either during the term of his employment by the Company or at any time thereafter, to any person, firm or corporation any information concerning trade secrets or the customer lists or similar information of the company.

         6.2 OWNERSHIP OF TRADE SECRETS; ASSIGNMENT OF RIGHTS. Executive hereby agrees that all know-how, documents, reports, plans, proposals, marketing and sales plans, client lists, client files and materials made by him or by the Company are the property of the Company and shall not be used by him in any way adverse to the Company's interests. Executive shall not deliver, reproduce or in any way allow such documents or things to be delivered or used by any third party without specific direction or consent of the Board of Directors of the Company. Executive hereby assigns to the Company any rights, which he may have in any such trade secret or proprietary information; provided, however, that such assignment does not apply to any right, which qualifies fully under any applicable state and/or federal laws.

         7. TERMINATION.

         7.1 BASIS FOR TERMINATION.

         (1) Executive employment hereunder may be terminated at any time by mutual agreement of the parties.


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         (2) This Agreement shall automatically terminate on the last day of the month in which Executive dies or becomes permanently incapacitated. "Permanent incapacity" as used herein shall mean mental or physical incapacity, or both, reasonably determined by the Company's Board of Directors, either based upon a certification of such incapacity by, in the discretion of the Company's Board of Directors, rendering Executive unable to perform substantially all of his duties hereunder and which appears reasonably certain to continue for at least six consecutive months without substantial improvement. Executive shall be deemed to have "become permanently incapacitated" on the date the Company's Board of Directors has determined that Executive is permanently incapacitated and so notifies Executive.

         (3) Executive employment may be terminated by the Company "with or without cause" (for any reason or no reason at all) at any time by giving Executive 60 days prior written notice of termination, which termination shall be effective on the 60th day following such notice (unless otherwise agreed to by both parties). If Executive employment under this Agreement is so terminated, the Company shall
             (a) make a lump sum cash payment to Executive within 10 days after termination of an amount equal to (i) Executive Base Salary for the balance of the year in which termination occurs, (ii) the full portion of the Incentive Bonus, if any, earned for the year in which termination occurs, (iii) any unreimbursed expenses accruing to the date of termination; and (b) make a lump sum cash payment equal to Executive annual Base Salary, as increased pursuant to
             Section 3.1, on each anniversary date of this Agreement for the balance of the term specified in Section 2. For purposes of this provision, Executive annual Base Salary and the remaining portion of the term of the Agreement shall be calculated as of the termination date.

         (4) Executive may terminate his employment hereunder by giving the Company 60 days prior written notice, which termination shall be effective on the 60th day following such notice. All severance and termination criteria in Section 7.1 (3) shall apply in employee's resignation as well.

         7.2 CHANGE IN CONTROL. In the event that a "Change in Control" of the Company occurs, then the Executive is entitled to terminate his employment hereunder within one year of the Change of Control of the company, and upon such termination the Company shall pay to the Executive (i) a lump cash severance amount equal to three times the Executive's annual Base Salary, (ii) a full portion of the Incentive Bonus, if any, earned for the year, and (iii) any unreimbursed expenses incurred prior to the date of termination. Further, upon a Change of Control of the Company, any options for common stock of the



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Company granted to or held by the Executive, to the extent not yet vested or exercisable shall become immediately vested and exercisable. Such options will remain exercisable for a period of five years after the date of termination following a Change in Control. The stock referred to above does not affect the 5,000,000 shares Executive is entitled to in Section 5.1.

         A "Change in Control of the Company" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any successor thereto, whether or not the Company is registered under the Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term used in Sections 13(d) and 14(d) of the Exchange Act), directly or indirectly, or securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         7.3 DISMISSAL FROM PREMISES. At the Company's option, Executive shall immediately leave the Company's premises on the date notice of termination is given by either the President or the Company unless otherwise agreed upon.

         8. INJUNCTIVE RELIEF. The Company and Executive hereby acknowledge and agree that any default under Section 6 above will cause damage to the Company in an amount difficult to ascertain. Accordingly, in addition to any other relief to which the Company may be entitled, the Company shall be entitled to such injunctive relief as may be ordered by any court of competent jurisdiction including, but not limited to, an injunction restraining any violation of
Section 6 above.

         9. MISCELLANEOUS.

         9.1 TRANSFER AND ASSIGNMENT. This Agreement is personal as to Executive and shall not be assigned or transferred by Executive without the prior written consent of the Company. This Agreement shall be binding upon and insure to the benefit of all of the parties hereto and their respective permitted heirs, personal representatives, successors and assigns.

         9.2 SEVERABILITY. Nothing contained herein shall be construed to require the commission of any act contrary to law. Should there be any conflict between any provisions hereof and any present or future statute, law, ordinance, regulation, or other pronouncement having the



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force of law, the later shall prevail, but the provision of the Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law, and the remaining provisions of this Agreement shall remain in full force and effect.

         9.3 GOVERNING LAW. This Agreement is made under and shall be construed pursuant to the laws of the Commonwealth of Pennsylvania.

         9.4 COUNTERPARTS. This Agreement may be executed in several counter parts and all documents so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties did not sign the original or the same counterparts.

         9.5 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, arrangements, and understandings with respect thereto. No representation, promise, inducement, statement or intention has been made by any party hereto that is not embodied herein, and no party shall be bound by or liable for any alleged representation, promise, inducement, or statement not so set forth herein.

         9.6 MODIFICATION. This Agreement may be modified, amended, superseded, or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the party or parties to be bound by any such modification, amendment, supersession, cancellation, or waiver.

         9.7 ATTORNEYS' FEES AND COSTS. In the event of any dispute arising out of the subject matter of this Agreement, the prevailing party shall recover, in addition to any other damages assessed, its attorneys' fees and court costs incurred in litigating or otherwise settling or resolving such dispute whether or not an action is brought or prosecuted to judgment. In construing this Agreement, none of the parties hereto shall have any term or provision construed against such party solely by reason of such party having drafted the same.

         9.8 WAIVER. The waiver by either of the parties, express of implied, of any right under this Agreement or any failure to perform under this Agreement by the other party, shall not constitute or be deemed as a waiver of any other right under this Agreement or of any other failure to perform under this Agreement by the other party, whether of a similar or dissimilar nature.

         9.9 CUMULATIVE REMEDIES. Each and all of the several rights and remedies provided in this Agreement, or by law or in equity, shall b e cumulative, and no one of them shall be exclusive of any other right or remedy, and the exercise of any one of such rights or remedies shall not be deemed a waiver of, or an election to exercise, any other such right or remedy.


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         9.10 HEADINGS. The section and other headings contained in this
Agreement are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement.

         9.11 NOTICES. Any notice under this Agreement must be in writing, may be telecopied, sent by express 24-hour guaranteed courier, or hand-delivered, or may be served by depositing the same in the United States mail, addressed to the party to be notified, postage-prepaid and registered or certified with a return receipt requested. The addresses of the parties for the receipt of notice shall be as follows:

         IF TO THE COMPANY:    MORTGAGE BANKERS HOLDING CORP.
                               900 WASHINGTON AVE.
                               CARNEGIE, PA 15106

         IF TO THE EXECUTIVE:  KEVIN P. MALONEY
                               811 FAYETTE CITY ROAD
                               FAYETTE CITY, PA 15438

Each notice given by registered or certified mail shall be deemed delivered and effective on the date of delivery as shown on the return receipt, and each notice delivered in any other manner shall be deemed to be effective as of the time of actual delivery thereof. Each party may change its address for notice by giving notice thereof in the manner provided above.

         9.12 SURVIVAL. Any provision of this Agreement which imposes an obligation after termination or expiration of this Agreement shall survive the termination or expiration of this Agreement and be binding on Executive and the Company.

         9.13 RIGHT OF SET-OFF. Upon termination or expiration of this Agreement, the Company shall have the right to set-off against the amounts due Executive hereunder the amount of any outstanding loan or advance from the Company to Executive.

         9.14 EFFECTIVE DATE. This Agreement shall become effective as of the date set forth on page 1 when signed by Executive and the Company.

         IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be executed as of the date first set forth above.

         ATTEST:                            COMPANY

                                            Timothy E. Smail
         ------------------------           ----------------------------
                                            PRINTED NAME


                                            /s/ Timothy E. Smail
                                            ----------------------------
                                            SIGNATURE



         ATTEST:                            EXECUTIVE

                                            Kevin P. Maloney
         ------------------------           ----------------------------
                                            PRINTED NAME


                                            /s/ Kevin P. Maloney
                                            ----------------------------
                                            SIGNATURE